UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 31, 2009

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11953	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices)                  (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e). Effective March 31, 2009, Willbros Group, Inc. (the "Registrant") entered into a Separation Agreement and Release (the "Separation Agreement") with John T. Dalton, Senior Vice President and General Counsel of the Registrant, in connection with his resignation from the Registrant, effective March 31, 2009 (the "Termination Date"). Under the Separation Agreement and in accordance with the terms of the Registrant's Severance Plan, as amended and restated effective September 25, 2003 (the "Severance Plan"), the Registrant will pay Mr. Dalton the sum of $407,550 within 60 business days of the Termination Date.  Under the Separation Agreement and in accordance with Mr. Dalton's Amended and Restated Employment Agreement dated as of December 31, 2008 (the "Employment Agreement"), Mr. Dalton will receive (i) his base salary until October 31, 2011, payable generally on the regular payroll payment dates of the Registrant, which payments in the last year of the payment period shall be reduced by the $407,550 paid to Mr. Dalton under the Severance Plan, (ii) an annual cash bonus of $509,438 for each of 2009 and 2010 bonus years payable no later than March 31 of the year following the 2009 and 2010 bonus years, respectively, and (iii) continued medical coverage until the earlier of October 31, 2011, or the date he becomes an employee of an employer offering group medical coverage for which he is eligible. The term of the Employment Agreement was five years, commencing on November 1, 2006, and ending on October 31, 2011.  In addition, within 10 days after the Termination Date, the Registrant will pay Mr. Dalton a separation payment of $220,000 and a payment in lieu of bonus for bonus plan year 2011 of $424,500. The Separation Agreement also provides for (y) the extension of the exercise period of vested options to purchase 50,000 shares of common stock of the Registrant at the price of $7.26 per share until October 30, 2012 (the original expiration date of the options) and (z) pursuant to the terms of the Restricted Stock Award Agreements evidencing 55,875 shares of restricted stock that had previously been granted to Mr. Dalton under the Registrant's 1996 Stock Plan, the accelerated vesting of such shares on the Termination Date. All payments made pursuant to the Severance Plan, the Employment Agreement and the Separation Agreement shall be subject to deductions for applicable federal, state and local taxes.  Under the Separation Agreement, Mr. Dalton has given the Registrant a release containing customary terms and conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: April 6, 2009	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and
Chief Financial Officer